EX.99.4



                          FORM OF AGREEMENT AND PLAN OF

                                 REORGANIZATION

                                       FOR

                        NATIONS MANAGED VALUE INDEX FUND,

                           NATIONS MANAGED INDEX FUND,

                    NATIONS MANAGED SMALLCAP VALUE INDEX FUND

                                       AND

                       NATIONS MANAGED SMALLCAP INDEX FUND

                              OF NATIONS FUND TRUST






                                 JANUARY ___, 2000

         This FORM OF AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is
made as of this    day of January, 2000 by Nations Fund Trust (the "Trust"), a
Massachusetts business trust, for itself and on behalf of Nations Managed Value Index Fund, Nations Managed SmallCap Value Index Fund, Nations Managed Index Fund and Nations Managed SmallCap Index Fund.

         WHEREAS, the Trust is an open-end management investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the parties desire that the Fund Assets and Liabilities (as defined below) of the Trust's Nations Managed Value Index Fund and Nations Managed SmallCap Value Index Fund (each, an "Acquired Fund," and, collectively, the "Acquired Funds") be conveyed to and be acquired and assumed, respectively, by the Trust's Managed Index Fund and Managed SmallCap Index Fund (each, an "Acquiring Fund," and collectively, the "Acquiring Funds") in exchange for shares of equal U.S. dollar value of the Acquiring Funds as set forth on the attached Schedule A, which shall thereafter promptly be distributed to the shareholders of the Acquired Funds in connection with their liquidation as described in this Agreement (each such acquisition and assumption of an Acquired Fund's Fund Assets and Liabilities by the corresponding Acquired Fund a "Reorganization," and, collectively, the "Reorganizations"); and

         WHEREAS, the parties intend that each Reorganization qualify as a "reorganization," within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Acquired Fund and the corresponding Acquiring Fund will each be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Reorganization.

         NOW, THEREFORE, in accordance with the terms and conditions described herein, the Acquired Funds and Acquiring Funds shall be consolidated as follows:

         1. Conveyance of Fund Assets and Liabilities of the Acquired Funds.

                (a) Except as provided below, at the Effective Time of the Reorganization (as defined in Section 8) all assets of every kind, and all interests, rights, privileges and powers of the Acquired Funds (the "Fund Assets"), subject to all liabilities of the Acquired Funds existing as of the Effective Time of the Reorganization (the "Liabilities"), shall be transferred by each Acquired Fund to each corresponding Acquiring Fund and shall be accepted and assumed by such Acquiring Fund, as more particularly set forth in this Agreement, such that at and after the Effective Time of the Reorganization: (i) all Fund Assets of the Acquired Funds shall become the assets of the Acquiring Funds, and (ii) all Liabilities of the Acquired Funds shall attach to the Acquiring Funds, enforceable against the Acquiring Funds to the same extent as if originally incurred by them.

                (b) It is understood and agreed that the Fund Assets shall include all property and assets of any nature whatsoever, including, without limitation, all cash, cash equivalents, securities, claims (whether absolute or contingent, known or unknown, accrued or unaccrued) and receivables (including dividend and interest receivables) owned or exercisable by the Acquired Funds, and any deferred or prepaid expenses shown as an asset on the Acquired Funds' books, that the Liabilities of the Acquired Funds shall include all liabilities, whether known or unknown, accrued or unaccrued, absolute or contingent, in all cases, existing at the Effective Time of the Reorganization.

                (c) At least fifteen (15) business days prior to the Closing Date (as defined in Section 8), the Acquired Funds will provide to, or cause to be provided to, the Acquiring Funds, a schedule of its securities, other assets and its known liabilities. It is understood and agreed that the Acquired Funds may sell any of the securities or other assets shown on such schedule prior to the Effective Time of the Reorganization but will not, without the prior approval of the Acquiring Funds, acquire any additional securities other than securities that the Acquiring Funds are permitted to purchase in accordance with their stated investment objective and policies. At least ten (10) business days prior to the Closing Date, the Acquiring Funds will advise the corresponding Acquired Funds of any investments of the Acquired Funds shown on such schedule that the Acquiring Funds would not be permitted to hold, pursuant to its stated

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investment objective and policies or otherwise. An Acquired Fund, if requested by the corresponding Acquiring Fund, will dispose of any such securities prior to the Closing Date to the extent practicable and consistent with applicable legal requirements. In addition, if it is determined that the investment portfolios of an Acquired Fund and its corresponding Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations applicable to such Acquiring Fund, the Acquired Fund, if requested by the corresponding Acquiring Fund, will dispose of a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Effective Time of the Reorganization.

                (d) The Fund Assets shall be transferred and conveyed to the Acquiring Funds on the following basis:

                      (1) In exchange for the transfer of the Fund Assets, the Acquiring Funds shall simultaneously issue to the corresponding Acquired Funds at the Effective Time of the Reorganization full and fractional Primary A Shares, Primary B Shares, Investor A Shares, Investor B Shares and Investor C Shares of the Acquiring Funds having an aggregate net asset value equal to the net value of the Fund Assets minus Liabilities so conveyed and assumed, all determined in accordance with this Agreement. In this regard, the number of full and fractional shares of the Acquiring Funds delivered to the Acquired Funds shall be determined by dividing the value of the Fund Assets minus Liabilities, computed in the manner and as of the time and date set forth in this Agreement, by the net asset value of one Acquiring Funds' Primary A, Primary B, Investor A, Investor B or Investor C Share, computed in the manner and as of the time and date set forth in this Agreement.

                      (2) The net asset value of shares to be delivered by the Acquiring Funds, and the net value of the Fund Assets minus Liabilities to be conveyed by the Acquired Funds and assumed by the Acquiring Funds, shall, in each case, be determined as of the Valuation Time as defined in Section 3. The net asset value of Primary A Shares, Primary B Shares, Investor A Shares, Investor B Shares and Investor C Shares of the Acquiring Funds shall be computed in accordance with its then current valuation procedures. In determining the value of the Fund Assets, each security to be included in the Fund Assets shall be priced in accordance with the Acquiring Funds' then current valuation procedures.

         2. Liquidation of the Acquired Funds. At the Effective Time of the Reorganization, the Acquired Funds shall make a liquidating distribution to its shareholders as follows: Shareholders of record of the Acquired Funds shall be credited with full and fractional shares of the respective Primary A Shares, Primary B Shares, Investor A Shares, Investor B Shares and Investor C Shares that are issued by the Acquiring Funds in connection with the Reorganization corresponding to the Acquiring Funds' shares that are held of record by the shareholder at the Effective Time of the Reorganization. Each such shareholder also shall have the right to receive any unpaid dividends or other distributions which were declared before the Effective Time of the Reorganization with respect to the Acquired Funds' shares that are held of record by the shareholder at the Effective Time of the Reorganization, and the Trust shall record on its books the ownership of the respective Acquiring Funds' shares by such shareholders (the "Transferor Record Holders"). All of the issued and outstanding shares of the Acquiring Funds at the Effective Time of the Reorganization shall be redeemed and canceled on the books of the Trust at such time. As soon as reasonably possible after the Effective Time of the Reorganization, the Trust shall wind up the affairs of the Acquired Funds and shall file any final regulatory reports, including but not limited to any Form N-SAR and Rule 24f-2 filings, with respect to the Acquired Funds, and also shall take all other steps as are necessary and proper to effect the termination or declassification of the Acquired Funds in accordance with all applicable laws.

         3. Valuation Time. The "Valuation Time" shall be the time as of which the net asset value of each class of shares of each of the Acquired Funds and the Acquiring Funds is determined pursuant to their respective valuation procedures on the Closing Date or such earlier or later time as may be mutually agreed to in writing by the parties hereto.

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         4. Certain Representations, Warranties and Agreements of the Trust on
behalf of the Acquired Funds. The Trust, on behalf of itself and, where appropriate, the Acquired Funds, represents and warrants to, and agrees with, the Trust on behalf of the Acquiring Funds as follows, with such representations, warranties and agreements made on behalf of the Acquiring Funds on a several (and not joint, or joint and several) basis:

                (a) The Trust is a corporation, duly created, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Trust is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.

                (b) The Trust has the power to own all of its properties and assets and to consummate the transactions contemplated herein, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this Agreement.

                (c) This Agreement has been duly authorized by the Board of Trustees of the Trust on behalf of the Acquired Funds, and executed and delivered by duly authorized officers of the Trust, and represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Agreement does not, and, subject to the approval of shareholders referred to in Section 6, the consummation of the transactions contemplated by this Agreement will not, violate the Declaration of Trust of the Trust or any material agreement or arrangement to which it is a party or by which it is bound.

                (d) The Trust's Acquired Funds have elected to qualify and have qualified as "regulated investment companies" under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code, as of and since their first taxable year; have been regulated investment companies under such Part of the Code at all times since the end of their first taxable year when they so qualified; and qualify and shall continue to qualify as regulated investment companies for their taxable years ending upon their liquidations.

                (e) The Trust has valued, and will continue to value, the portfolio securities and other assets of the Acquired Funds in accordance with applicable legal requirements.

                (f) The proxy materials included within the Registration Statement on Form N-14 (the "N-14 Registration Statement") from its effective date with the SEC, through the time of the shareholders meeting referred to in
Section 6 and the Effective Time of the Reorganization, insofar as they relate to the Trust, (i) shall comply in all material respects with the provisions of the Securities Exchange Act of 1934 as amended (the "1934 Act") and the 1940 Act, the rules and regulations thereunder, and state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

                (g) All of the issued and outstanding shares of the Acquired Funds have been validly issued and are fully paid and non-assessable, and were offered for sale and sold in conformity with the registration requirements of all applicable federal and state securities laws.

                (h) The Trust shall operate the business of the Acquired Funds in the ordinary course between the date hereof and the Effective Time of the Reorganization, except that the Trust shall complete all measures in respect of the Acquired Funds prior to the Effective Time of the Reorganization to ensure that each Reorganization qualifies as a "reorganization" within the meaning of
Section 368(a) of the Code, regardless of whether such measures are in the ordinary course. It is understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other dividends and distributions deemed advisable in anticipation of the Reorganizations. Notwithstanding anything herein to the contrary, the Trust may take all appropriate action necessary in order for the Trust to receive the opinion provided for in Sections 9(e) and 10(g).
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                (i) At the Effective Time of the Reorganization, the Acquired
Funds will have good and marketable title to the Fund Assets and full right, power and authority to assign, deliver and otherwise transfer such assets.

                (j) At the Effective Time of the Reorganization, all federal and other tax returns and reports of the Acquired Funds required by law to have been filed by such time shall have been filed, and all federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best knowledge of management of the Trust, no such return or report shall be currently under audit and no assessment shall have been asserted with respect to such returns or reports.

         5. Certain Representations, Warranties and Agreements of the Trust on behalf of the Acquiring Funds. The Trust, on behalf of itself and where appropriate, the Acquiring Funds, represents and warrants to, and agrees with the Trust on behalf of the Acquired Funds as follows, with such representations, warranties and agreements made on behalf of the Acquiring Funds on a several (and not joint, or joint and several) basis:

                (a) The Trust is a corporation duly created, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Trust is registered with the SEC as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

                (b) The Trust has the power to own all of its properties and assets and to consummate the transactions contemplated herein, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this Agreement.

                (c) This Agreement has been duly authorized by the Board of Trustees of the Trust on behalf of the Acquiring Funds, and executed and delivered by duly authorized officers of the Trust, and represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, violate the Declaration of Trust of the Trust or any material agreement or arrangement to which it is a party or by which it is bound.

                (d) The Acquiring Funds have elected to qualify and have qualified as "regulated investment companies" under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code, as of and since their first taxable year; have been regulated investment companies under such Part of the Code at all times since the end of their first taxable year when they so qualified; and qualify and shall continue to qualify as regulated investment companies for their current taxable years.

                (e) The Trust has valued, and will continue to value, the portfolio securities and other assets of the Acquiring Funds in accordance with applicable legal requirements.

                (f) The N-14 Registration Statement, including the proxy materials contained therein, from its effective date with the SEC through the time of the shareholders meeting referred to in Section 6 and at the Effective Time of the Reorganization, insofar as it relates to the Trust, or the Acquiring Funds, or the Primary A Shares, Primary B Shares, Investor A Shares, Investor B Shares or Investor C Shares of the Acquiring Funds to be issued pursuant thereto
(i) shall comply in all material respects with the provisions of the Securities Act of 1933, as amended, (the "1933 Act"), the 1934 Act and the 1940 Act, the rules and regulations thereunder, and state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

                (g) The shares of the Acquiring Funds to be issued and delivered to the corresponding Acquired Funds for the account of the shareholders of the Acquired Funds, pursuant to the terms hereof, shall have been duly authorized as of the Effective Time of the Reorganization and, when so issued and
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delivered, shall be duly and validly issued, fully paid and non-assessable, and no shareholder of the Acquiring Funds shall have any preemptive right of subscription or purchase in respect thereto.

                (h) All of the issued and outstanding shares of the Acquiring Funds have been validly issued and are fully paid and non-assessable, and were offered for sale and sold in conformity with the registration requirements of all applicable federal and state securities laws.

                (i) The Trust shall operate the business of the Acquiring Funds in the ordinary course between the date hereof and the Effective Time of the Reorganization, except that the Trust shall complete all measures in respect of the Acquiring Funds prior to the Effective Time of the Reorganization to ensure that each Reorganization qualifies as a "reorganization" within the meaning of
Section 368(a) of the Code, regardless of whether such measures are in the ordinary course. It is understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other dividends and distributions deemed advisable in anticipation of the Reorganizations.

                (j) At the Effective Time of the Reorganization, all federal and other tax returns and reports of the Acquiring Funds required by law to have been filed by such time shall have been filed, and all federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best knowledge of management of the Trust, no such return or report shall be currently under audit and no assessment shall have been asserted with respect to such returns or reports.

         6. Shareholder Action. As soon as practicable after the effective date of the N-14 Registration Statement the Trust shall hold a meeting(s) of the shareholders of the Acquired Funds for the purpose of considering and voting upon:

                (a) approval of this Agreement and the Reorganization contemplated hereby; and

                (b) such other matters as may be determined by the Board of Trustees of the Trust.

         7. Regulatory Filings. As soon as practicable, the Trust shall file an N-14 Registration Statement with the SEC, which shall include all proxy materials required in connection with the Acquired Funds' shareholder approval referenced in Section 6, and, where required, with appropriate state securities regulatory authorities.

         8. Closing Date, Effective Time of the Reorganization. The "Closing Date" shall be May 12, 2000, or such earlier or later date as may be mutually agreed in writing by the parties hereto. Delivery of the Fund Assets and the shares of the Acquiring Funds to be issued pursuant to Section 1 and the liquidation of the Acquired Funds pursuant to Section 2 shall occur on the day following the Closing Date, whether or not such day is a business day, or on such other date, and at such place and time, as may be mutually agreed in writing, by the parties hereto. The date and time at which such actions are taken are referred to herein as the "Effective Time of the Reorganization." To the extent any Fund Assets are, for any reason, not transferred at the Effective Time of the Reorganization, the Trust shall cause such Fund Assets to be transferred in accordance with this Agreement at the earliest practicable date thereafter.

         9. Conditions to the Trust's Obligations on Behalf of the Acquired Funds. The obligations of the Trust hereunder shall be subject to the following conditions precedent:

                (a) This Agreement and the Reorganization shall have been approved by the Board of Trustees of the Trust and by a majority of the shareholders of the Acquired Funds in the manner required by applicable law and this Agreement.

                (b) All representations and warranties of the Trust made in this Agreement shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time of the Reorganization.
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                (c) The Trust shall have delivered a certificate executed in its name by its President or Vice President and its Treasurer or Assistant
Treasurer, in a form reasonably satisfactory and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Funds made in this Agreement are true and correct at and as of the Valuation Time and that, to the best of its knowledge, the Fund Assets include only assets which the Acquiring Funds may properly acquire under their investment objectives, policies and limitations and may otherwise be lawfully acquired by the Acquiring Funds.

                (d) The Trust shall have received an opinion of Morrison & Foerster LLP, as counsel to the Trust in form reasonably satisfactory to the Trust and dated the Closing Date, substantially to the effect that (i) the Trust is a corporation duly established and validly existing under the laws of the Commonwealth of Massachusetts; (ii) the shares of the Acquiring Funds to be delivered to the Acquired Funds as provided for by this Agreement are duly authorized and upon delivery will be validly issued, fully paid and non-assessable by the Trust; (iii) this Agreement has been duly authorized, executed and delivered by the Trust, and represents a legal, valid and binding contract, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and such counsel shall express no opinion with respect to the application of equitable principles in any proceeding whether at law or in equity; (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Declaration of Trust of the Trust or any material contract known to such counsel to which the Trust is a party or by which it is bound; and (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Trust of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations under those Acts and such as may be required by state securities laws or such as may be required subsequent to the Effective Time of the Reorganization. Such opinion may rely on the opinion of other counsel to the extent set forth in such opinion, provided such other counsel is reasonably acceptable to the Trust.

                (e) The Trust shall have received an opinion of Morrison & Foerster LLP, based upon representations made in certificates provided by the Trust and/or its affiliates and/or principal shareholders of the Acquired Funds to Morrison & Foerster LLP, addressed to the Trust in a form reasonably satisfactory to the Trust, and dated as of the Closing Date, with respect to the matters specified in Subsection 10(g).

                (f) The Trust shall have received (i) a memorandum addressed to the Trust, in a form reasonably satisfactory to them, prepared by Morrison & Foerster LLP, or another person approved by the parties, concerning the registration of shares to be issued by the Trust pursuant to this Agreement under applicable state securities laws or the exemption from registration under such laws, and (ii) assurance reasonably satisfactory to it that all permits and other authorizations necessary under state securities laws to consummate the transactions contemplated by this Agreement have been obtained.

                (g) The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending the effectiveness shall have been instituted, or to the knowledge of the Trust, contemplated by the SEC.

                (h) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

                (i) The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under
Section 25(c) of the 1940 Act.

                (j) The Trust on behalf of the Acquired Funds shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time of the Reorganization.
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                (k) The Trust shall have received a duly executed instrument whereby the Acquiring Funds assume all of the liabilities of the Acquired Funds.

         10. Conditions to the Trust's Obligations on behalf of the Acquiring Funds. The obligations of the Trust hereunder shall be subject to the following conditions precedent:

                (a) This Agreement and the Reorganization shall have been approved by the Board of Trustees of the Trust on behalf of the Acquiring Funds and by a majority of the shareholders of the Acquired Funds in the manner required by applicable law and this Agreement.

                (b) The Trust shall have delivered to the Trust a statement of assets and liabilities of the Acquired Funds, showing the tax costs of such securities by lot and the holding periods of such securities, as of the Valuation Time, certified by the Treasurer or Assistant Treasurer of the Trust as having been prepared in accordance with generally accepted accounting principles consistently applied.

                (c) The Trust shall have duly executed and delivered to the Trust such bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as the Trust may deem necessary or desirable to transfer all of the Acquired Funds' rights, titles and interests in and to the Fund Assets.

                (d) All representations and warranties of the Trust made in this Agreement shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time of the Reorganization.

                (e) The Trust shall have delivered a certificate executed in its name by its President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory and dated as of the Closing Date, to the effect that the representations and warranties of the Acquired Funds made in this Agreement are true and correct at and as of the Valuation Time.

                (f) The Trust shall have received an opinion of Morrison & Foerster LLP, as counsel to the Trust, in a form reasonably satisfactory to the Trust and dated the Closing Date, substantially to the effect that (i) the Trust is a business trust duly established and validly existing under the laws of the Commonwealth of Massachusetts; (ii) this Agreement has been duly authorized, executed and delivered by the Trust and represents a legal, valid and binding contract, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and such counsel shall express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity; (iii) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Declaration of Trust of the Trust or any material contract known to such counsel to which the Trust is a party or by which it is bound; and (iv) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Trust of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations under those Acts and such as may be required under the state securities laws or such as may be required subsequent to the Effective Time of the Reorganization. Such opinion may rely on the opinion of other counsel to the extent set forth in such opinion, provided such other counsel is reasonably acceptable to the Trust.

                (g) The Trust shall have received an opinion of Morrison & Foerster LLP, based upon representations made in certificates provided by the Trust and/or its affiliates and/or principal shareholders of the Acquiring Funds to Morrison & Foerster LLP, addressed to the Trust in a form reasonably satisfactory to the Trust, and dated as of the Closing Date, substantially to the effect that, for federal income tax purposes, each Reorganization will qualify as a "reorganization," within the meaning of Section 368(a) of the Code, and the Acquiring Fund and the corresponding Acquired Fund will each be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Reorganization.

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

                (h) The Fund Assets to be transferred to the Acquiring Funds under this Agreement shall include no assets which the Acquiring Funds may not properly acquire pursuant to its investment objectives, policies or restrictions or may not otherwise lawfully acquire.

                (i) The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the Trust, contemplated by the SEC.

                (j) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

                (k) The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under
Section 25(c) of the 1940 Act.

                (l) The Trust on behalf of the Acquiring Funds shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time of the Reorganization.

                (m) Prior to the Valuation Time, each Acquired Fund shall have declared a dividend or dividends, with a record date and ex-dividend date prior to the Valuation Time, which, together with all previous dividends, shall have the effect of distributing to its shareholders all of its "net investment company taxable income" (as defined in the Code and computed without regard to any deduction for dividends paid), if any, for all taxable periods or years ending on or before the Effective Time of the Reorganization, and all of its net capital gain, if any, realized in taxable periods of years ending on or before Effective Time of the Reorganization.

         11. Survival of Representations and Warranties. The representations and warranties of the Trust on behalf of the Acquiring Funds set forth in this Agreement shall survive the delivery of the Fund Assets to the Acquiring Funds and the issuance of the shares of the Acquiring Funds at the Effective Time of the Reorganization.

         12. Tax Matters.

         (a) The Trust hereby represents, warrants and covenants that it shall use its best efforts to cause each Reorganization to qualify, and will not (whether before or after consummation of the Reorganizations) take any actions that could prevent each Reorganization from qualifying, as a "reorganization" under the provisions of Section 368 of the Code.

         (b) Except where otherwise required by law, the parties shall not take a position on any tax returns inconsistent with the treatment of each Reorganization for tax purposes as a "reorganization," within the meaning of
Section 368(a) of the Code and each Acquiring Fund and each Acquired Fund will comply with the record keeping and information filing requirements of Section 1.368-3 of the Treasury Regulation in accordance therewith.

         13. Termination of Agreement. This Agreement may be terminated by a party at or, in the case of Subsection 13(c), below, at any time prior to, the Effective Time of the Reorganization by a vote of a majority of its Board of Trustees as provided below:

                (a) By the Trust on behalf of the Acquiring Funds if the conditions set forth in Section 11 are not satisfied as specified in said Section;

                (b) By the Trust on behalf of the Acquired Funds if the conditions set forth in Section 10 are not satisfied as specified in said Section; and

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                (c) By mutual written consent of both parties.

         14. Governing Law. This Agreement and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of the State of New York, except to the extent preempted by federal law.

         15. Brokerage Fees and Expenses.

                (a) The Trust represents and warrants that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

                (b) Banc of America Advisors, Inc. or its affiliates will be responsible for the customary expenses related to entering into and carrying out the provisions of this Agreement, whether or not the transactions contemplated hereby are consummated.

         16. Amendments.

                This Agreement may be amended, modified or supplemented in such manner as may be agreed upon in writing by the authorized officers of the Trust, acting on behalf of the Acquiring Funds and the Acquired Funds; provided, however, that following the meeting of the shareholders of the Acquired Funds, no such amendment may have the effect of changing the provisions for determining the number of shares of the Acquiring Funds to be issued to the Transferor Record Holders under this Agreement to the detriment of such Transferor Record Holders, or otherwise materially and adversely affecting the Acquired Funds, without the Acquiring Funds obtaining their shareholders' further approval.

                At any time prior to or (to the fullest extent permitted by law) after approval of this Agreement by the shareholders of the Acquired Funds, the Trust, on behalf of either the Acquired Funds, or the Trust, on behalf of the Acquiring Funds, may waive any breach or failure to satisfy any of the conditions to the obligations set forth herein (such waiver to be in writing and authorized by the Board of Trustees).

         17. Counterparts.

                This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

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                IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their duly authorized officers designated below as of the date first written above.

                                                NATIONS FUND TRUST
                                                On behalf of the Acquired Funds

ATTEST:

_____________________________________      By:  /s/ Richard H. Blank, Jr.
Name:                                           Richard H. Blank, Jr.
Title:                                          Secretary



                                                NATIONS FUND TRUST
                                                On behalf of the Acquiring Funds


ATTEST:


_____________________________________      By:  /s/ Richard H. Blank, Jr.
Name:                                           Richard H. Blank, Jr.
Title:                                          Secretary

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